Exhibit 99.1

RELMADA THERAPEUTICS, INC.

Audited Financial Statements

As of December 31, 2013 and 2012,
for the years ended December 31, 2013 and 2012, and
for the Period from May 24, 2004 (Inception) to December 31, 2013

RELMADA THERAPEUTICS, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Relmada Therapeutics, Inc.
(a Development Stage Company)
New York, NY

We have audited the accompanying balance sheets of Relmada Therapeutics, Inc. (a Development Stage Company) (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and for the period from May 24, 2004 (Inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relmada Therapeutics, Inc. as of December 31, 2013 and 2012 and results of its operations and its cash flows for the years then ended and for the period from May 24, 2004 (Inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses and negative cash flows from operating activities for the years ended December 31, 2013 and 2012 and for the period from May 24, 2004 (Inception) to December 31, 2013 and has an accumulated deficit as of December 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 25, 2014

Relmada Therapeutics, Inc.
(a Development Stage Company)
Balance Sheets

	As of December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$3,522,450	$1,772,822
Prepaid expenses	10,325	176,708
Deferred financing costs, net of amortization of $69,546 and $0, respectively	78,724	38,189

Total current assets	3,611,499	1,987,719

Fixed assets, net of accumulated depreciation of $373 and $0, respectively	8,498	-
Other assets	12,100	6,000

Total assets	$3,632,097	$1,993,719

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$180,319	$237,421
Accrued expenses	438,658	222,954
Derivative liabilities	20,103,425	5,090,988
Subordinated promissory notes payable, net of debt discount of $141,049 and $62,325, respectively	758,951	153,675

Total current liabilities	21,481,353	5,705,038

Long-term liability – accrued expense	100,000	-

Total liabilities	21,581,353	5,705,038

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value, 500,000,000 shares authorized, liquidation value of $0.08 per share:
Series A preferred stock, 255,000,000 share authorized, 136,041,275 and 85,035,025 issued and outstanding, respectively	1,360,413	850,350
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 49,587,771 and 24,023,834 issued and outstanding, respectively	495,878	240,238
Additional paid-in capital	14,177,112	9,308,844
Deficit accumulated during the development stage	(33,982,659)	(14,110,751)

Total stockholders’ deficit	(17,949,256)	(3,711,319)

Total liabilities and stockholders’ deficit	$3,632,097	$1,993,719

The accompanying notes are an integral part of these financial statements.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Statements of Operations

			For the Period from May 24, 2004
	Year Ended December 31,		(Inception) to December 31,
	2013	2012	2013

License revenue	$-	$-	$1,500,000

Operating expenses:
General and administrative	(1,525,257)	(2,489,235)	(9,650,407)
Research and development	(5,248,669)	(667,474)	(8,246,775)
Total operating expenses	(6,773,926)	(3,156,709)	(17,897,182)

Loss from operations	(6,773,926)	(3,156,709)	(16,397,182)

Other income (expenses):
Change in fair value of derivative liabilities	(12,877,675)	(3,688,353)	(16,566,028)
Interest income	-	12,753	69,447
Interest expense	(220,307)	(27,721)	(1,088,896)
Total other expenses	(13,097,982)	(3,703,321)	(17,585,477)

Net loss	$(19,871,908)	$(6,860,030)	$(33,982,659)

Net loss per common share - basic and diluted	$(0.82)	$(0.32)

Weighted average number of common shares outstanding - basic and diluted	24,292,670	21,664,974

The accompanying notes are an integral part of these financial statements.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period From May 24, 2004 (Inception) to December 31, 2013

					Additional	Deficit Accumulated During the
	Series A Preferred Stock		Common Stock		Paid-in	Development
	Shares	Par	Shares	Par	Capital	Stage	Total

Balance - May 24, 2004	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(805,725)	(805,725)

Balance - December 31, 2004	-	-	-	-	-	(805,725)	(805,725)

Net loss	-	-	-	-	-	(1,015,573)	(1,015,573)

Balance - December 31, 2005	-	-	-	-	-	(1,821,298)	(1,821,298)

Net loss	-	-	-	-	-	(1,027,853)	(1,027,853)

Balance - December 31, 2006	-	-	-	-	-	(2,849,151)	(2,849,151)

Issuance of common stock for fair value of services	-	-	711,000	7,110	703,890	-	711,000
Issuance of common stock to pay off founder loans and forgiveness of interest expense			1,543,062	15,431	1,808,733	-	1,824,164
Issuance of common stock to founder for cash	-	-	11,069,047	110,690	(109,584)	-	1,106
Issuance of common stock for exchange of related party loan and accrued interest expense			180,480	1,805	178,675	-	180,480
Issuance of common stock for cash	-	-	1,500,000	15,000	1,485,000	-	1,500,000
Net income	-	-	-	-	-	217,203	217,203

Balance - December 31, 2007	-	-	15,003,589	150,036	4,066,714	(2,631,948)	1,584,802

Net loss	-	-	-	-	-	(1,772,736)	(1,772,736)

Relmada Therapeutics, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period From May 24, 2004 (Inception) to December 31, 2013

						Deficit
						Accumulated
					Additional	During the
	Series A Preferred Stock		Common Stock		Paid-in	Development
	Shares	Par	Shares	Par	Capital	Stage	Total
Balance - December 31, 2008	-	-	15,003,589	150,036	4,066,714	(4,404,684)	(187,934)

Issuance of common stock for fair value of services	-	-	21,200	212	20,988	-	21,200
Net loss	-	-	-	-	-	(1,141,140)	(1,141,140)

Balance - December 31, 2009	-	-	15,024,789	150,248	4,087,702	(5,545,824)	(1,307,874)

Issuance of common stock for fair value of services	-	-	29,300	293	29,007	-	29,300
Net loss	-	-	-	-	-	(830,925)	(830,925)

Balance - December 31, 2010	-	-	15,054,089	150,541	4,116,709	(6,376,749)	(2,109,499)

Issuance of common stock for fair value of services	-	-	143,500	1,435	142,065	-	143,500
Net loss	-	-	-	-	-	(873,972)	(873,972)

Balance - December 31, 2011	-	-	15,197,589	151,976	4,258,774	(7,250,721)	(2,839,971)

Issuance of common stock and warrants to a related party for liabilities	-	-	2,557,500	25,575	843,700	-	869,275
Forgiveness of liabilities by founder	-	-	-	-	353,246	-	353,246
Issuance of Series A preferred stock for conversion of loans and accrued interest	18,791,275	187,912	-	-	1,353,268	-	1,541,180
Issuance of common stock for cashless exercise of warrants	-	-	5,414,295	54,143	(54,143)	-	-
Issuance of common stock to acquire license at fair value	-	-	170,890	1,709	3,418	-	5,127
Issuance of Series A preferred stock to Wonpung for services	17,250,000	172,500	-	-	833,574	-	1,006,074
Issuance of common stock for fair value of services	-	-	683,560	6,835	13,672	-	20,507

Relmada Therapeutics, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period From May 24, 2004 (Inception) to December 31, 2013

						Deficit
						Accumulated
					Additional	During the
	Series A Preferred Stock		Common Stock		Paid-in	Development
	Shares	Par	Shares	Par	Capital	Stage	Total
Stock-based compensation	-	-	-	-	37,335	-	37,335
Issuance of Series A preferred stock and warrants for cash, net of offering costs	48,993,750	489,938	-	-	1,666,000	-	2,155,938
Net loss	-	-	-	-	-	(6,860,030)	(6,860,030)

Balance - December 31, 2012	85,035,025	850,350	24,023,834	240,238	9,308,844	(14,110,751)	(3,711,319)

Issuance of Series A preferred stock and warrants for cash, net of offering costs	51,006,250	510,063	-	-	974,647	-	1,484,710
Issuance of common stock to acquire Medeor, Inc. at fair value	-	-	25,000,000	250,000	3,500,000	-	3,750,000
Issuance of common stock for fair value of services	-	-	563,937	5,640	11,278	-	16,918
Stock-based compensation	-	-	-	-	382,343	-	382,343
Net loss	-	-	-	-	-	(19,871,908)	(19,871,908)

Balance - December 31, 2013	136,041,275	$1,360,413	49,587,771	$495,878	$14,177,112	$(33,982,659)	$(17,949,256)
The accompanying notes are an integral part of these financial statements.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Statements of Cash Flows

			For the Period from May 24, 2004
	Year Ended December 31,		(Inception) to December 31,
	2013	2012	2013

Cash flows from operating activities
Net loss	$(19,871,908)	$(6,860,030)	$(33,982,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	373	-	373
Amortization of debt discount	118,639	-	118,639
Amortization of deferred financing costs	69,546	-	69,546
Common stock issued for services	3,766,918	1,330,849	6,002,767
Stock-based compensation	382,343	37,335	419,678
Change in fair value of derivative liabilities	12,877,675	3,688,353	16,566,028
Changes in operating assets and liabilities:
Prepaid expenses and other assets	160,283	(182,708)	(22,425)
Accounts payable	(57,102)	32,299	180,319
Accrued expenses	315,704	369,927	843,959
Net cash used in operating activities	(2,237,529)	(1,583,975)	(9,803,775)

Cash flows from investing activities
Purchase of fixed assets	(8,871)	-	(8,871)
Net cash used in investing activities	(8,871)	-	(8,871)

Cash flows from financing activities
Proceeds from sale of Series A preferred stock	3,494,428	3,220,018	6,714,446
Proceeds from sale of common stock	-	-	1,500,000
Proceeds from loan	-	-	39,990
Payment of loan	-	(39,990)	(39,990)
Proceeds from related-party loans	-	-	3,488,044
Proceeds from notes payable	-	-	975,000
Proceeds from subordinated promissory notes, net of deferred financing costs	501,600	154,900	656,500
Proceeds from sale of common stock to founder	-	-	1,106
Net cash provided by financing activities	3,996,028	3,334,928	13,335,096

Net increase in cash	1,749,628	1,750,953	3,522,450
Cash at beginning of the period	1,772,822	21,869	-

Cash at end of the period	$3,522,450	$1,772,822	$3,522,450

Relmada Therapeutics, Inc.
(a Development Stage Company)
Statements of Cash Flows

			For the Period from May 24, 2004
	Year Ended December 31,		(Inception) to December 31,
	2013	2012	2013

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$1,899

Non-cash investing and financing transactions:

Fair value of derivatives issued in connection with issuance of preferred stock	$1,761,063	$984,465	$2,745,528
Fair value of derivative warrants issued to lenders in connection with issuance of subordinated promissory notes	$83,363	$26,325	$109,688
Fair value of warrants issued in connection with deferred financing costs	$41,681	$13,089	$54,770
Fair value of derivative warrants issued for offering costs in connection with the issuance of Series A preferred stock	$248,655	$79,615	$328,270
Fair value of derivative issued to Wonpung for services		$299,141	$299,141
Exchange of loans and accrued interest for common stock from founder	$-	$1,222,321	3,046,685
Exchange of loans and accrued interest for common stock from related party	$-	$-	180,480
Exchange of subordinated notes and accrued interest for Series A preferred stock	$-	$1,541,180	$1,541,180
Cashless exercise of warrants for common stock	$-	$54,143	$54,143

The accompanying notes are an integral part of these audited financial statements.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 1 – BUSINESS

Relmada Therapeutics, Inc. (“Relmada” or the “Company’) is a development stage company and commenced its operations on May 24, 2004. The Company was incorporated as a Delaware Limited Liability Company (LLC) under the name TheraQuest Biosciences, LLC.   The Company converted from LLC to a C Corporation in February 2007 and the Company changed its name to Relmada Therapeutics, Inc. in November 2011.

The Company is a clinical stage private biopharmaceutical company focused on drugs to treat pain.  The Company has a portfolio of four products at different stages of development and an early stage pipeline of an additional three products.  Relmada’s product development efforts are guided by the internationally recognized scientific expertise of its research team with inputs from a world-class scientific advisory board.  Relmada’s approach is expected to reduce overall clinical development risks and potentially deliver valuable products in areas of high unmet medical needs. The Company’s office is located in New York City.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses its deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized.

Going Concern

The Company has incurred losses and negative cash flows from operations since inception and has a stockholders’ deficit of approximately $33,983,000 and negative working capital as of December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its products currently in development. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. Management is currently evaluating different strategies to obtain the required funding for future operations. These strategies may include, but are not limited to: private placements of equity and/or debt, payments from potential strategic research and development, licensing and/or marketing arrangements with pharmaceutical companies, and public offerings of equity and/or debt securities. There can be no assurance that these future funding efforts will be successful.

The Company’s future operations are highly dependent on a combination of factors, including: (i) the timely and successful completion of additional financing discussed above; (ii) the Company’s ability to complete revenue-generating partnerships with pharmaceutical companies; (iii) the success of its research and development; (iv) the development of competitive therapies by other biotechnology and pharmaceutical companies, and, ultimately; (v) regulatory approval and market acceptance of the Company’s proposed future products.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s research and development will be successfully completed or that any product will be approved or commercially viable. The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, dependence on collaborative arrangements, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with Food and Drug Administration (“FDA”) and other governmental regulations and approval requirements.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. The significant estimates are the valuation of derivative liabilities, stock-based compensation expenses and income taxes and its associated valuation allowance.

Cash and Cash Equivalents

The Company considers cash deposits and all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company's cash deposits are held at two high-credit-quality financial institutions. The Company's cash deposits at these institutions exceed federally insured limits.

Patents

Costs related to filing and pursuing patent applications are recorded as general and administrative expense and expensed as incurred since recoverability of such expenditures is uncertain.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Fixed assets are comprised of computers and software. Depreciation is calculated using the straight-line method over the estimated useful life of the related assets, which is three years.

Derivatives

All derivatives are recorded at fair value on the balance sheet. The Company has determined fair values using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fair Value of Financial Instruments

The Company’s financial instruments primarily include cash, derivative liabilities, accounts payable and subordinated promissory notes. Due to the short-term nature of cash, derivative liability, accounts payable and promissory notes the carrying amounts of these assets and liabilities approximate their fair value.  Derivatives are recorded at fair value at each period end.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -
Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company's principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 -
Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and are not based on market exchange or dealer- or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to  such assets or liabilities.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

As required by Accounting Standard Codification (“ASC”) Topic No. 820 – 10 Fair Value Measurement, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative instruments which include Series A preferred stock with down-round protection provisions and warrants with down-round protection provisions was calculated with the assistance of a third party valuation firm (See Note 4).

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2013
Derivative liabilities – warrant instruments	$-	$-	$4,089,284	$4,089,284
Derivative liabilities – Series A preferred stock	-	-	16,014,141	16,014,141
Total derivative liabilities	$-	$-	$20,103,425	$20,103,425

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2012:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2012
Derivative liabilities – warrant instruments	$-	$-	$751,914	$751,914
Derivative liabilities – Series A preferred stock	-	-	4,339,074	4,339,074
Total derivative liabilities	$-	$-	$5,090,988	$5,090,988

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Year Ended December 31,
	2013	2012
Beginning balance	$(5,090,988)	$-
Change in fair value of derivative liabilities included in net loss for the years ended December 31, 2013 and 2012, respectively	(12,877,675)	(3,688,353)
Additions – warrant instruments	(373,699)	(119,029)
Additions – conversion feature of Series A preferred stock	(1,761,063)	(1,283,606)
Ending balance	$(20,103,425)	$(5,090,988)

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. At December 31, 2013 and 2012, the Company had recognized a valuation allowance to the full extent of the Company’s net deferred tax assets since the likelihood of realization of the benefit does not meet the more likely than not threshold.

The Company files a U.S. Federal income tax return and various state returns. Uncertain tax positions taken on our tax returns will be accounted for as liabilities for unrecognized tax benefits. The Company will recognize interest and penalties, if any, related to unrecognized tax benefits in general and administrative expenses in the statements of operations. There were no liabilities recorded for uncertain tax positions at December 31, 2013 and 2012. The open tax years, subject to potential examination by the applicable taxing authority, for the Company were from 2010 through 2012.

Revenue Recognition

The Company recognizes license revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the performance has occurred; (iii) the license fees earned can be readily determined; and (iv) collectability of the license fees is reasonably assured.

Research and Development

Research and development costs primarily consist of research contracts for the advancement of product development, stock-based compensation, and consultants. The Company expenses all research and development costs in the period in incurred.

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period. The grant-date fair value of employee share options is estimated using the Black-Scholes option pricing model adjusted for the unique characteristics of those instruments.  Compensation expense for options and warrants granted to non-employees is determined by the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured, and is recognized over the service period.  The expense is subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period. Adjustments to fair value at each reporting date may result in income or expense, depending upon the estimate of fair value and the amount of expense recorded prior to the adjustment. The Company reviews its agreements and the future performance obligation with respect to the unvested options or warrants for its vendors or consultants. When appropriate, the Company will expense the unvested options or warrants at the time when management deems the service obligation for future services has ceased.

Net Loss per Common Share

Basic net loss per common share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per common share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. Dilutive common stock equivalents are comprised of Series A preferred stock, warrants for the purchase of common stock and options. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Common Share (Continued)

Potentially dilutive securities are not included in the calculation of diluted net loss per share attributable to common stockholders because to do so would be anti-dilutive are as follows (in common stock equivalent shares):

	Year Ended December 31,
	2013	2012
Series A Preferred stock	136,041,275	85,035,025
Common stock warrants	89,265,160	48,652,342
Common stock options	18,654,097	6,779,615
	243,960,532	140,466,982

Subsequent Events

The Company’s management reviewed all material events through the date the financial statements were issued for subsequent event disclosure consideration.

Recent Accounting Pronouncements

The Company reviewed recently issued accounting pronouncements and plan to adopt those that are applicable to us. The Company does not expect the adoption of these pronouncements to have a material impact on our financial position, results of operations or cash flows.

NOTE 3 – NOTES PAYABLE

The Company obtained a loan with a 10% interest rate in 2011 for $39,990.  The loan was repaid in 2012.

Subordinated 8% promissory notes payable consisted of the following at December 31, 2013 and 2012:

	2013	2012
Subordinated 8% promissory notes due December 2013	$216,000	$216,000
Subordinated 8% promissory notes due September 2014	684,000	-
Total notes payable	900,000	216,000
Less: debt discount	(141,049)	(62,325)
Total notes payable, less debt discount	$758,951	$153,675

December 2012 Subordinated Promissory Notes Payable

In December 2012, the Company issued $216,000 of subordinated 8% promissory notes payable for cash proceeds of $180,000 which were due on December 6, 2013.  In addition, the note holders received seven-year warrants to purchase 675,000 shares of common stock with an exercise price of $0.08 per share.  The Company recorded the fair value of the warrants as a debt discount on the notes payable which resulted in a debt discount of $26,325 (See Note 4). The difference between the face value and the cash proceeds of $36,000 was also treated as debt discount and was amortized to interest expense over the one year maturity of the notes. The Company also paid debt issuance costs of $25,100 to the placement agent that were recorded as deferred financing costs and amortized over the one year maturity of the notes.  The Company also issued 337,500 warrants to purchase common stock at $0.08 per share to the placement agent which the Company recorded as a discount on the notes at the fair value of $13,089 (See Note 4).  All of the debt discount ($62,325) and deferred financing costs ($38,189) were fully amortized and recorded as interest expense during 2013 for these notes. These notes that were issued in December 2012 are currently in default due to non-payment of principal and accrued interest.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 3 – NOTES PAYABLE (Continued)

September 2013 Subordinated Promissory Notes Payable

In September 2013, the Company issued $684,000 of subordinated 8% promissory notes payable for cash proceeds of $570,000 which are due in September 2014.  In addition, the note holders received seven-year warrants to purchase 2,137,500 shares of common stock with an exercise price of $0.08 per share.  The Company recorded the fair value of the warrants as a debt discount on the notes payable which resulted in a debt discount of $83,363 (See Note 4). The difference between the face value and the cash proceeds of $114,000 was also treated as debt discount and is amortized to interest expense over the one year maturity of the notes. The Company also paid debt issuance costs of $68,400 to the placement agent that were recorded as deferred financing costs and are amortized over the one year maturity of the notes.  The Company also issued 1,068,750 warrants to purchase common stock at $0.08 per share to the placement agent which the Company recorded as a discount on the notes at the fair value of $41,681 (See Note 4).  The Company has amortized $56,314 of debt discount and $31,357 of deferred financing costs to interest expense for these notes during 2013.

The notes and accrued interest automatically convert into common stock at $0.08 per share upon the Company going public at a minimum gross proceeds amount, as defined in the notes payable agreements.  If the Company does not go public as defined or by September 30, 2014, the interest rate will increase from 8% to 10% per annum. In the event the Company raises equity in the future at a price lower than the offering price in this offering, the warrants to purchase common stock and the notes payable conversion price will be adjusted for the anti-dilutive effects of such future issuance.  As a result, the warrants issued with the debt are accounted for as derivative liabilities and recorded at fair value at each period end (See Note 4).

The Company determined the beneficial conversion feature on the September 2013 notes payable at the issuance date of approximately $186,800 which represented the difference between the effective conversion price of $0.06 per share and the fair value of the common stock as of the commitment date of $0.08 (See Note 4).  The beneficial conversion feature will be recorded as expense in the event these notes are converted to common stock in connection with a public offering.

NOTE 4 – DERIVATIVE LIABILITIES

ASC Topic No. 815 – Derivatives and Hedging provides guidance on determining what types of instruments or embedded features in an instrument issued by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives. These requirements can affect the accounting for warrants and convertible preferred instruments issued by the Company. As the conversion features within the Series A preferred stock, and certain detachable warrants issued in connection with the subordinated promissory notes payable and equity offerings in 2012 and 2013, do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future, the Company concluded that the instruments are not indexed to the Company’s stock and are to be treated as derivative liabilities.

The Company obtained valuations prepared by a third party for purposes of determining the fair value of the derivatives and stock compensation expense.  In determining the fair value of the derivatives, the Company used various methods, including the back-solve approach (which is a market approach that derives an implied total equity value from a transaction involving a company’s own securities), the comparable transaction approach, the market approach and the income approach.  Pursuant to these approaches, a Black Scholes option pricing waterfall was prepared to allocate the calculated enterprise value attributable to each class of equity outstanding.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 4 – DERIVATIVE LIABILITIES (Continued)

The following is a summary of the assumptions used in the valuation model as of the initial valuations of the derivative warrant instruments and convertible Series A preferred stock issued during the years ended December 31, 2013 and December 31, 2012, respectively, and as of December 31, 2013, and December 31, 2012, respectively:

	Initial	Initial
	valuations	valuations	December 31,	December 31,
	2013	2012	2013	2012
Common stock issuable upon exercise of warrants	22,333,593	19,385,157	41,718,750	19,385,157
Common stock issuable upon conversion of Series A preferred stock	51,006,250	85,035,025	136,041,275	85,035,025
Market value of common stock on measurement date (1)	$0.08	$0.03	$0.15	$0.08
Exercise price	$0.08	$0.08	$0.08	$0.08
Risk free interest rate (2)	0.19%	0.20%	0.38%	0.19%
Expected life in years	1.4	1.6	2.0	1.4
Expected volatility (3)	68%	72%	68%	73%
Expected dividend yields (4)	None	None	None	None

(1)	The market value is the calculated fair value of the common stock pursuant to the valuation technique as described above.
(2)	The risk-free interest rate was determined by management using the 1, 2 or 3 - year Treasury Bill as of the respective Offering or measurement date.
(3)	The historical trading volatility was determined by calculating the volatility of the Company’s peer group.
(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Change in fair value of derivative liability during the year ended December 31, 2013 was as follows:

		Initial valuation
		of derivative
		liabilities upon	Increase in
	Balance at	issuance of new	fair value of	Balance at
	December 31,	derivatives during	derivative	December 31,
	2012	the period	liabilities	2013

Convertible preferred derivative liability issued in connection with Series A preferred stock offering	$2,492,166	$1,647,910	$7,622,039	$11,762,115
Convertible preferred derivative liability issued to Wonpung for services	880,214	-	1,150,375	2,030,589
Convertible preferred derivative liability issued to lenders in connection with exchange of debt for Series A preferred stock	958,861	-	1,260,993	2,219,854
Warrants issued in connection with Series A preferred stock offering	475,000	113,153	1,836,014	2,424,167
Warrants issued as offering costs to placement agent	242,500	248,655	725,928	1,217,083
Warrants issued to lenders in connection with subordinated promissory notes offering	29,158	83,363	200,737	313,258
Warrants issued to placement agent in connection with subordinated promissory notes offering	13,089	41,681	81,589	136,359
	$5,090,988	$2,134,762	$12,877,675	$20,103,425

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 4 – DERIVATIVE LIABILITIES (Continued)

Change in fair value of derivative liability during the year ended December 31, 2012 was as follows:

		Initial valuation
		of derivative
		liabilities upon	Increase in
	Balance at	issuance of new	fair value of	Balance at
	December 31,	derivatives during	derivative	December 31,
	2011	the period	liabilities	2012
Convertible preferred derivative liability issued in connection with Series A preferred stock offering	$-	$872,688	$1,619,478	$2,492,166
Convertible preferred derivative liability issued to Wonpung for services		299,141	581,073	880,214
Convertible preferred derivative liability issued to lenders in connection with exchange of debt for Series A preferred stock		-	958,861	958,861
Warrants issued in connection with Series A preferred stock offering	-	111,777	363,223	475,000
Warrants issued as offering costs to placement agent		79,615	162,885	242,500
Warrants issued to lenders in connection with subordinated promissory notes offering	-	26,325	2,833	29,158
Warrants issued to placement agent in connection with subordinated promissory notes offering	-	13,089	-	13,089
	$-	$1,402,635	$3,688,353	$5,090,988

NOTE 5 – STOCKHOLDERS’ EQUITY

Series A Preferred Stock

Each share of Series A preferred stock is automatically convertible upon a public transaction, as defined, into common stock on a one for one basis. In addition, the conversion price is subject to adjustment upon a future down round if any future stock offerings are issued below the Series A preferred stock price per share.  This anti-dilution feature for the Series A preferred stock and for the warrants, make these instruments a derivative liability (See Note 4). The dividend rate is seven percent (7%) per annum on the amount paid for on each Unit of the Series A preferred stock on “as declared” basis.  At December 31, 2013, no dividends have been declared.  Each Series A preferred share has a liquidation value equal to the subscription price of each Series A preferred share plus any accrued and unpaid dividends.  As of December 31, 2013, the Board of Directors of the Company has not declared any dividends, thus none have been accrued by the Company.  The liquidation preference of the Series A preferred stock at December 31, 2013 and 2012 is approximately $10,883,300 and $6,802,800, respectively.

In April 2012, the Company exchanged an aggregate of 18,791,275 shares of Series A preferred stock to convert the outstanding notes from the years 2004 and 2005 totaling $975,000 from lenders and accrued interest of approximately $566,180.   In addition, the Company provided the lenders with 6,193,765 warrants to purchase common stock at $0.08 per share, and also allowed the lenders to exercise the warrants on a cashless basis for 5,414,295 shares of common stock.  During 2012, the lenders exercised the warrants on a cashless basis resulting in the issuance of 5,414,295 shares of common stock.   The Company determined that the fair value of the debt and accrued interest was more reliably determined than the fair value of the Series A preferred stock and warrants provided to the lenders and, accordingly, recorded no gain or loss on the exchange.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Series A Preferred Stock (Continued)

In April 2012, the Company issued 17,250,000 Series A preferred stock to Wonpung in exchange for services.  The Company recorded compensation expense of approximately $1,305,200 based on the fair value of the Series A preferred stock at the issuance date, and recorded as additional paid-in capital for approximately $1,006,100 and as derivative liability for approximately $299,100 (See Note 4).

During 2012, in a series of closings, the Company issued investors 48,993,750 shares of Series A preferred stock and 12,248,438 warrants to purchase shares of common stock with an exercise price of $0.08 per share for gross proceeds of approximately $3,919,500 ($3,220,018 net of offering costs). In addition, the Company issued the placement agent 6,124,219 warrants to purchase common stock with an exercise price of $0.08 per share.  Both the warrants and the Series A preferred stock contain anti-dilution features deemed to be derivatives (See Note 4).

The table below reflects the gross proceeds received in connection with the 2012 offerings allocated to components of stockholders’ equity and to derivative liabilities based upon fair value:

Par value of Series A preferred stock issued	$489,938
Additional paid-in-capital	1,666,000
Derivative warrant liabilities	111,777
Derivative preferred stock conversion feature	872,688
Derivative Warrants issued to placement agent as offering costs	79,615
Offering costs paid in cash	699,482
Total	$3,919,500

During 2013, in a series of closings, the Company issued investors 51,006,250 shares of Series A preferred stock and 12,751,563 warrants to purchase shares of common stock for proceeds of approximately $4,080,500 ($3,494,428 net of offering costs).  The Company also issued the investors 12,751,562 warrants to purchase common stock with an exercise price of $0.08 per share.  In addition, the Company issued the placement agent 6,375,781 warrants to purchase common stock with an exercise price of $0.08 per share. Both the warrants and the Series A preferred stock contain an anti-dilution features deemed to be derivatives (See Note 4).

The table below reflects the gross proceeds received in connection with the 2013 offerings allocated to components of stockholders’ equity and to derivative liabilities based upon fair value:

Par value of Series A preferred stock issued	$510,062
Additional paid-in-capital	974,648
Derivative warrant liabilities	113,153
Derivative preferred stock conversion feature	1,647,910
Derivative Warrants issued to placement agent as offering costs	248,655
Offering costs paid in cash	586,072
Total	$4,080,500

Common Stock

Common stock issued in connection with settlement agreements

In March 2007, the Company issued 1,543,062 shares of common stock to settle a $1,543,062 loan from the founder of the Company.  The Company determined that the fair value of the loan was more reliably determined than the fair value of the shares of common stock and, accordingly, the Company recorded no gain or loss on the exchange.   The founder forgave interest expense owed by the Company of $281,102 in connection with this loan.  The Company recorded this forgiveness of interest expense as additional-paid-in-capital.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Common stock issued in connection with settlement agreements (Continued)

In March 2007, a related party was issued 180,480 shares of common stock to settle a $180,480 obligation, consisting of a $156,281 loan and $24,199 of interest expense due from the Company. The Company determined that the fair value of the liabilities was more reliably determined than the fair value of the shares of common stock and, accordingly, the Company recorded no gain or loss on the exchange.

In April 2012, the Company issued 2,557,500 shares of common stock and warrants to purchase 8,682,125 shares of common stock with an exercise price of $0.08 per share that expire in April 2019 to exchange the outstanding liabilities owed to the founder of approximately $869,300.  In addition, the founder forgave excess liabilities of approximately $353,246 and the Company recorded this as a contribution of additional paid-in-capital. On January 29, 2014, the Company cancelled the aforementioned warrants to the founder for failure to perform fiduciary his duties to the Company (See Note 8, Legal).

Common stock issued for services

During 2007, the Company issued consultants 711,000 shares of common stock for services. The fair value of the services provided was $711,000, and the Company recorded stock-based compensation expense of $711,000.

During 2008, the Company issued a consultant 21,200 shares of common stock for services. The fair value of the services provided was $21,200, and the Company recorded stock-based compensation expense of $21,200.

During 2009, the Company issued a consultant 29,300 shares of common stock for services. The fair value of the services provided was $29,300, and the Company recorded stock-based compensation expense of $29,300.

During 2010, the Company issued a consultant 143,500 shares of common stock for services. The fair value of the services provided was $143,500, and the Company recorded stock-based compensation expense of $143,500.

In April 2012, the Company issued 170,890 shares of common stock to Medeor Inc. (“Medeor”) in connection with the acquisition of a license agreement. Management determined the fair value of the common stock to be $0.03 per share based on a third party valuation (see Note 4) and recorded stock-based compensation expense of approximately $5,100.

During 2012, an executive was granted 1,538,010 shares of common stock.  The grant date fair value of the common stock was $0.03 per share (based on a third party valuation – see Note 4), or approximately $46,100 in total.  The vesting schedule provided that approximately 683,500 shares vested on July 10, 2012, 563,900 shares vested on July 10, 2013 and 290,500 shares vested on January 10, 2014.  As a result, the Company recorded stock-based compensation expense of approximately $20,500 in 2012 and $16,900 in 2013 in connection with this agreement.  The Company will record approximately $8,700 of expense in connection with shares which will vest in January 2014 in connection with this agreement.

Common stock issued for cash

In March 2007, the founder of the Company was issued common stock 11,069,047 for cash valued at approximately $0.0001 per share for total consideration of $1,106.

In August 2007, the Company issued 1,500,000 shares of common stock for cash valued at $1.00 per share for total consideration of $1,500,000 to Wonpung.

Common stock issued in connection with exercise of warrants

In April 2012, two lenders exercised their 6,187,765 warrants on a cashless basis for the purchase of 5,414,295 shares of common stock of the Company.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Common stock issued for acquisition of Medeor

In April 2012, the Company entered into a license agreement with Medeor and issued 170,890 shares of stock for the license agreement. The Chief Executive Officer was a shareholder of Medeor. At December 31, 2013, the Company issued 25,000,000 shares of common stock in exchange for all the outstanding stock of Medeor whose only asset was a pending research and development project. The transaction was valued at its fair value of $3,750,000 and was expensed to research and development expense. The fair value of the shares was determined via a third party valuation (See Note 4).

Stock-based compensation – options and warrants

The Company has established the 2012 Stock Option Plan (the “Plan”), which allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company’s common stock to designated employees, nonemployee directors, and consultants and advisors. At December 31, 2013, no stock appreciation rights have been issued. Stock options are exercisable generally for a period of 10 years from the date of grant and generally vest over four years. The Plan has been authorized number of shares available for grant to 24,094, 357 shares of common stock. As of December 31, 2013, 5,440, 260 shares were available for future grants under the Plan.

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of stock options and warrants. The current price of common stock was determined from a third party valuation (see Note 4).  The risk-free interest rate assumptions were based upon the observed interest rates appropriate for the expected term of the equity instruments. The expected dividend yield was assumed to be zero as the Company has not paid any dividends since its inception and does not anticipate paying dividends in the foreseeable future. The expected volatility was based upon its peer group. The Company routinely reviews its calculation of volatility changes in future volatility, the Company’s life cycle, its peer group, and other factors.

The Company uses the simplified method for share-based compensation to estimate the expected term for employee option award for share-based compensation in its option-pricing model. The Company uses the contractual term for non-employee options for share-based compensation in its Black Scholes option-pricing model.

The Company granted an officer options to purchase 6,779,615, and 6,657,498 shares of its common stock in July 2012 and September 2013, respectively.  Each of the options granted have a ten-year term and an $0.08 exercise price.  25% of each of the options vest immediately and the remaining 75% of the options vest in equal quarterly increments over a four-year period.  The fair value of the options as of the grant dates was $103,700 and $359,100 in 2012 and 2013, respectively.

During November 2013, the Company granted a consultant options to purchase 1,875,000 shares of common stock.  The options have a 10 year term and an $0.08 exercise price.  25% of the options vest on the one year anniversary of the grant date and the remaining options vest in equal quarterly increment over the following 3 years.  The fair value of the options on the grant date was approximately $114,800.

During December 2013, the Company granted an officer options to purchase 3,341,984 shares of common stock.  The options have a 10 year term and an exercise price of $0.08 per share. 25% of the options vest on the one anniversary of the grant date and the remaining options vest quarterly over the following 3 years.  The fair value of the options on the grant date was approximately $181,400.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Stock-based compensation – options and warrants (Continued)

A summary of the changes in options outstanding during the years ended December 31, 2013 and 2012 is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2011	-
Granted	6,779,615	$0.08
Outstanding and expected to vest at December 31, 2012	6,779,615	$0.08	9.5	$-
Granted	11,874,482	$0.08
Outstanding and expected to vest at December 31, 2013	18,654,097	$0.08	8.8	$1,305,000
Options exercisable at December 31, 2013	5,260,321	$0.08	9.0	$368,000

For the years ending December 31, 2013 and 2012, the Company recorded approximately $4,800 and $0, respectively, of stock-based expense to research and development expense.  For the years ending December 31, 2013 and 2012, the Company recorded approximately $129,600 and $35,100, respectively, of stock option expense to general and administrative expense. At December 31,

2013 and 2012, the Company has unrecognized stock based compensation expense of approximately $589,500 and $68,600 related to stock options, respectively.

The weighted average fair value of options granted during the years ended December 31, 2013 and 2012 were approximately $0.06 per share and $0.01 per share respectively, on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	For the Years Ended December 31,
	2013	2012
Current price of common stock	$0.08	$0.03
Risk free interest rate	1.4%	0.6%
Dividend yield	0%	0%
Volatility	73% to 80%	82%
Expected term (in years)	5.75 to 10	5.75

In connection with the Series A preferred stock offerings, during 2013 and 2012, the Company issued the investors 12,751,563 and 12,248,437 warrants, respectively, to purchase common stock of the Company exercisable at $0.08 per share.  During 2013 and 2012, the Company also issued the placement agent 6,375,781 and 6,124,219 warrants, respectively to purchase common stock exercisable at $0.08 per share. The options have a seven year term.  These options contain anti-dilution features with down-round protection, thus the Company accounts for these warrants as derivative liabilities.

In connection with the debt offerings in 2013 and 2012, the Company issued the debt holders 2,137,500 and 675,000 warrants, respectively, to purchase common stock of the Company exercisable at $0.08 per share.  During 2013 and 2012, the Company also issued the placement agent 1,068,750 and 337,500 warrants, respectively to purchase common stock exercisable at $0.08 per share. The options have a seven year term.  These options contain anti-dilution features with down-round protection, thus the Company accounts for these warrants as derivative liabilities.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Stock-based compensation – options and warrants (Continued)

During 2012, warrant holders exercised 6,193,765 warrants to purchase common stock in a cashless exercise which resulted in the issuance of 5,414,295 shares of common stock.

During 2012, the Company issued its founder 8,682,125 warrants to purchase common stock in connection with a transaction that exchanged debt for stock.  These warrants were cancelled by the Company in 2014.

At December 31, 2013, the Company purchased Medeor Inc. and in connection with the purchase issued the placement agent 2,000,000 warrants to purchase common stock of the Company.  The warrants have a seven year term and were fully vested upon issuance and have an exercise price of $0.11 per share.  The Company recorded stock-based compensation of approximately $237,400 in connection with the issuance of these warrants.

In conjunction with a strategic advisor agreement, during 2013 and 2012, the Company has issued unvested warrants to purchase 16,064,224 and 20,122,549 shares of common stock, respectively, at an exercise price of $0.01 per share that expires in seven years. The warrants have performance based requirements for vesting and will fully vest upon completion of a public transaction.  The Company has not recorded any expense for these warrants, but instead shall determine the grant date upon the achievement of the performance requirements of the warrants, pursuant to the agreement.

During 2013 and 2012 the Company issued to consultants 215,000 and 400,000 warrants, respectively to purchase shares of common stock of the Company.  The exercise prices of the warrants issued during the years ended December 31, 2013 and 2012 were all at   $0.08 per share.  The grant date fair value of the warrants issued during 2013 and 2012 was approximately $10,800 and $5,600, respectively and the fair value is amortized over the term of the agreements.

A summary of the changes in warrants outstanding during the years ended December 31, 2013 and 2012 is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2011	62,512	$1.00
Granted	54,783,595	$0.05
Exercised	(6,193,765)	$0.08
Outstanding at December 31, 2012	48,652,342
Granted	40,612,818	$0.05
Outstanding at December 31, 2013	89,265,160
Outstanding and vested at December 31, 2013	44,300,212	$0.09

For the years ending December 31, 2013 and 2012, the Company recorded approximately $1,800 and $2,200, respectively, of stock-based compensation expense related to warrants to research and development expense.  For the years ending December 31, 2013 and 2012, the Company recorded approximately $246,100 and $0 of stock-based compensation expense related to warrants to general and administrative expense, respectively.  At December 31, 2013 and 2012, the Company has unrecognized stock based compensation expense of approximately $3,600 and $3,400, respectively related to warrants.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY (Continued)

Stock-based compensation – options and warrants (Continued)

A summary of the outstanding warrants by category at December 31, 2013 is as follows:

	Number of warrants	Exercise price per share	Expiration
Investors in connection with Series A preferred offering	25,000,000	$0.08	2019-2020
Placement agent in connection with Series A preferred offering	12,500,000	$0.08	2019-2020
Note holders in connection with 2012 and 2013 subordinated notes offering	2,812,500	$0.08	2019-2020
Founder warrants	8,682,125	$0.08	2019 (1)
Placement agent in connection with subordinated notes offering	1,406,250	$0.08	2019-2020
Placement agent in connection with acquisition of Medeor, Inc.	2,000,000	$0.11	2020
Advisory Firm	36,186,773	$0.01	(2)
Consultants	615,000	$0.08	2016-2017
Other	62,512	$1.00	2017
Total	89,265,160

(1)	The warrants were cancelled on January 29, 2014. (See Note 8, Legal)
(2)	The warrants are issuable to the consultant when certain performance-based requirements have been met. The warrants are deemed outstanding but are not yet vested.

The weighted average fair value of warrants granted during the years ended December 31, 2013 and 2012 was $0.11 per share and $0.01 per share, respectively, on the date of grant, using the Black-Scholes option pricing model using the following assumptions:

	Years Ended December 31,
	2013	2012

Current price of common stock	$0.08 - $0.15	$0.03
Risk-free interest rate	0.9% to 1.8%	0.6% to .7%
Dividend yield	0%	0%
Expected volatility	73% to 83%	82% to 83%
Expected term (in years)	4-7	5

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 6 – RELATED PARTY TRANSACTIONS

Placement Agent

On December 6, 2011, the Company entered into an engagement agreement with its placement agent for the Series A Preferred Stock and Notes Offering (collectively the “Financings”), of which Mr. Seth, a director of the Company is Head of Healthcare Investment Banking.   The agreement was amended on April 12, 2012 and again on February 25, 2013.  Pursuant to the agreement, the placement agent was engaged on an exclusive basis for the Series A Preferred Stock and Notes Offering and as a financial advisor for assisting the Company with the restructuring of its capitalization and negotiating the conversion of its outstanding debt obligations to enable a successful financing (the "Notes Conversion").   In consideration for its services, the placement agent received: (a) an activation fee of $25,000 and a re-activation fee of $15,000, (b) a cash fee equal to 7% of the Notes Conversion and 10% of the gross proceeds raised in the Financings, and (c) non-accountable expense reimbursement equal to 2% of the gross proceeds raised.   The placement agent or its designees also received warrants to purchase shares of the Company’s common stock in an amount equal to 10% of the shares of common stock and warrants issued or issuable as part of the units sold in the Series A Preferred Stock Offering and Notes Offerings.  The agreement also provides that: (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than a Share Exchange in a going public transaction) with any party introduced to it by the placement agent, the placement agent would receive a success fee equal to 8% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the services described above, the Company requires a financing or advisory transaction the placement agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the February 25, 2013 engagement agreement.  For a period ending one year after the expiration of all lock-up agreements entered into in connection with the Share Exchange, any change in the size of the Company board of directors must be approved by the placement agent. See Note 4 on the warrants issued with respect to the Series A Preferred Stock and subordinated promissory notes.

On October 24, 2013, the Company entered into an engagement agreement which was amended December 19, 2013 with its placement agent, of which Mr. Seth, a director of the Company, is Head of Healthcare Investment Banking, to advise on the acquisition of Medeor Inc.  In consideration for its services, the placement agent was eligible to receive: (a) a cash success fee equal to 8% of the value of the transaction plus a 2% non-reimbursable expense fee which was subsequently modified to a maximum of $150,000 plus, (b) $50,000 for a Fairness Opinion fee deductible against the success fee, and (c) a $50,000 activation fee.  The agreement also provides that: (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than the Share Exchange) with any party introduced to it by the placement agent, the placement agent would receive a fee equal to 8% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the advisory services described above, the Company requires a financing or similar advisory transaction the placement agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the engagement agreement.

The placement agent also received cash proceeds from the Company of $554,700 and $470,300, respectively for the 2013 and 2012 Series A preferred stock offerings, respectively.  The placement agent received cash proceeds from the Company of $68,400 and $25,100, respectively for the subordinated promissory notes issued during 2013 and 2012.  The placement agent also received a strategic advisory fee of approximately $272,000 for restructuring the Company in 2012.

During the years ended December 31, 2013 and 12, the placement agent received the following warrants:

	Number of warrants	Exercise price per share	Expiration
Series A preferred offering	12,500,000	$0.08	2019-2020
Subordinated promissory note offering	1,406,250	$0.08	2019-2020
Acquisition of Medeor	2,000,000	$0.11	2020
	15,906,250

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 6 – RELATED PARTY TRANSACTIONS (Continued)

Advisory Firm

On December 6, 2011, as amended, the Company entered into an advisory agreement with Jamess Capital Group, LLC (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Seth, a Director of the Company (“Advisory Firm”) to provide non-investment banking related advisory services.  The Advisory Firm is due a monthly fee of $12,500 and the agreement is terminable by either party with three months written notice and is to be issued fully vested warrants to purchase common stock equal to 12% of the outstanding capital stock of the Company as of the effective date of the going public transaction (exercisable at an exercise price of $0.01 per share).  As of December 31, 2013, the Company considers warrants to purchase 36,186,773 shares of common stock issued, but not vested (representing 12% of the outstanding capital stock of the Company as of December 31, 2013.)  The Advisory Firm is also eligible to be reimbursed upon the submission of proper documentation for ordinary and necessary out-of-pocket expenses not to exceed $5,000 per month.

Wonpung Mulsan

In 2007, the Company entered into a license development and commercialization agreement with Wonpung Mulsan Co., Ltd. (“Wonpung”) (“Licensee”), a shareholder of the Company.  (See Note 8).

During 2007, the Company also received $1,500,000 of cash proceeds from Wonpung for 1,500,000 shares of the Company’s common stock.

During 2012, the Company issued Wonpung 17,250,000 shares of series A preferred stock for services.  The Company recorded the fair value of the shares issued as stock-based compensation expense of $1,305,200, which was recorded as equity for approximately $1,006,100 and derivative liability for approximately $299,100.  The fair value of the shares was determined via a third party valuation.  (See Note 4).  In addition, because the shares contained certain anti-dilution protection, the conversion feature of the preferred stock was accounted for as a derivative liability.

Acquisition of Medeor

In April 2012, the Company entered into a license agreement with Medeor and issued 170,890 shares of stock for the license agreement. The Chief Executive Officer was a shareholder of Medeor. At December 31, 2013, the Company issued 25,000,000 shares of common stock in exchange for all the outstanding stock of Medeor whose only asset was a research and development project. The transaction was valued at its fair value of $3,750,000 and was expensed to research and development expense. The fair value of the shares was determined via a third party valuation.  (See Note 4).  In connection with the Company’s merger of Medeor, the Company assumed the obligation to pay a third party for a license agreement. The licensee will earn royalties and a milestone payment as defined in the license agreement.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 7 – INCOME TAXES

No provision or benefit for federal or state income taxes has been recorded because the Company has incurred a net loss for all periods presented and has provided a valuation allowance against its deferred tax assets.

The components of the Company’s deferred tax assets are as follows:

	As of December 31,
	2013	2012

Deferred tax assets:
Net operating loss	$2,765,600	$1,757,800
Research and development tax credits	436,300	347,000
Accruals	44,700	4,000
Other	46,000	81,200
Valuation allowance	(3,292,600)	(2,190,000)
Total	$-	$-

The Company has maintained a full valuation allowance against its deferred tax items in both 2013 and 2012. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.

At December 31, 2013, the Company had federal and state net operating loss carryforwards of approximately $6,800,000, which begin expiring in 2024.  The Company also had federal research and development tax credit carryforwards of approximately $436,000 which will begin to expire in 2024.  The United States Tax Reform Act of 1986 contains provisions that may limit the Company’s net operating loss carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders, as defined.  The effect of an ownership change would be the imposition of an annual limitation on the use of NOL carryforwards attributable to periods before the change. The amount of the annual limitation depends upon the value of the Company immediately before the change, changes to the Company’s capital during a specified period prior to the change, and the federal published interest rate.

A reconciliation of the statutory tax rate to the effective tax rate is as follows:

	Year Ended December,
	2013	2012

Statutory federal income tax rate	34%	34%
State (net of federal benefit)	6.6%	6.6%
Non-deductible expenses	(29.7)%	(18.8)%
Change in valuation allowance	(10.9)%	(21.8)%
Effective income tax rate	0%	0%

The Company has no uncertain tax positions as of December 31, 2013 and 2012 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available.  If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 8 – COMMITMENTS AND CONTINGENCIES

License Agreements

Wonpung

In 2007, the Company entered into a license development and commercialization agreement with Wonpung.  The licensee has exclusive territorial rights in countries it selects in Asia to market up to two drugs.  The Company received an upfront license fee of $1,500,000 and will earn royalty rate as defined in the license agreement based on net sales for up to 2 licensed products that the Company is currently developing.

During 2007, the Company also entered into an agreement to purchase approximately $900,000 of common stock of Wonpung and entered into a note purchase agreement with Wonpung for the same amount.  The Company did not purchase the common stock and both the agreement to purchase the common stock and the note payable were rescinded in 2012.

Third Party

Based upon the Medeor transaction, the Company assumed an obligation to pay a third party for their license agreement, see Note 6.

Leases

The Company currently has leases office spaces pursuant to a non-cancelable operating lease expiring in 2017.  Future minimum lease payments are as follows:

For the year ended December 31,:
Year	Amount
2014	$61,600
2015	37,600
2016	39,300
2017	31,900
Total	$170,400

The Company incurred rent expense of approximately $64,600 and approximately $13,300 for the years ended December 31, 2013 and 2012, respectively.

Legal

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.  Except as disclosed below, the Company is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Notes to Financial Statements

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

Legal (Continued)

On December 27, 2013, the Company filed a complaint against Najib Babul, the Company’s founder, former President and former Chief Scientific Officer, in the United States District Court, Eastern District of Pennsylvania.  In the complaint, the Company alleges that, after Mr. Babul resigned from the Company, the Company uncovered approximately $1.5 million in questionable expenses incurred by Mr. Babul during his management of the Company from 2004 until his resignation in 2012.  The Company believes that these questionable expenses are not supported by any loans or capital investments made by Mr. Babul with the Company.  The Company believes that Mr. Babul owed fiduciary duties as an executive officer of the Company to not expend Company funds for personal expenses completely unrelated to Mr. Babul’s duties with the Company, and the Company is seeking damages estimated to be not less than $1.5 million.  On February 6, 2014, Mr. Babul demanded that the Company indemnify him in defending against the Company’s charges, in accordance with the Company’s Indemnification Agreement with him.  On February 12, 2014, the Company rejected his demand.  On February 12, 2014, Mr. Babul filed an Answer and Affirmative Defenses to the Company’s complaint requesting that judgment be entered in Mr. Babul’s favor; that the complaint be dismissed with prejudice; and that Mr. Babul be awarded attorneys’ fees and costs of the action. On January 29, 2014, the Company sent a letter to Mr. Babul to cancel his warrants to purchase 8,628,125 shares of the company common stock. The Company intends to continue to aggressively pursue its claims against Mr. Babul.  The outcome to this uncertainty is not known at this time.

NOTE 9 – SUBSEQUENT EVENTS

In January 2014, an executive of the Company was issued 290,513 shares of common stock.  The Company recorded approximately $8,700 of stock-based compensation in connection with the issuance of these shares.

On January 31, 2014, the Company awarded 10,037,740 stock options to an executive.  These stock options vest 25% on the one-year anniversary and the remaining vest in equal quarterly increments over the next three years, and have a ten-year term.

On March 10, 2014, the Board of Directors increased the shares under the Plan to 40,000,000 from 24,094,357.